As filed with the U.S. Securities and Exchange Commission on April 29, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVER BOW MINING CORP.

(Exact name of Registrant as specified in its charter)

British Columbia	1000	98-1858068
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Silver Bow Mining Corp.

1401 Idaho Street

Butte Montana 59701

(406) 718-7593

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 (303) 352-1133	Mark D. Wood, Esq. Elizabeth C. McNichol, Esq. Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 (312) 902-5493

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-292928

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected to opt out of the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form S-1, both promulgated under the Securities Act of 1933, as amended, and is being filed for the sole purpose of increasing the proposed maximum aggregate offering price of the securities offered by Silver Bow Mining Corp. (the “Company”) by $11,269,978. This registration statement relates to the Company’s registration statement on Form S-1 (File No. 333-292928), as amended (the “Prior Registration Statement”), declared effective by the Securities and Exchange Commission on April 29, 2026. The contents of the Prior Registration Statement are incorporated herein by reference.

The required opinion, consents and filing fee-related information are listed on an Exhibit Index attached hereto and filed herewith.

Item 16. Exhibits and Financial Statement Schedules

All exhibits filed with or incorporated by reference in Registration Statement No. 333-292928 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Morton Law LLP

23.1	Consent of Assure CPA, LLC

23.2	Consent of PKF Antares Professional Corporation

23.3	Consent of Dahrouge

23.4	Consent of Morton Law LLP (included in Exhibit 5.1)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Fort Collins, Colorado on April 29, 2026.

SILVER BOW MINING CORP.

By:	/s/ C. Travis Naugle
Name: C. Travis Naugle
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and April 29, 2026.

Signature	Title

/s/ C. Travis Naugle	Chief Executive Officer and Chairman
C. Travis Naugle

/s/ Wade Black	Chief Financial Officer
Wade Black

/s/ Peter Burroughs	Chief Accounting Officer
Peter Burroughs

/s/ Steve Durbin	Director
Steve Durbin

/s/ David McMullin	Director
David McMullin

/s/ Andy Holloway	Director
Andy Holloway

/s/ Quinton Hennigh	Director
Quinton Hennigh, M.Sc./Ph.D.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in our capacity as the duly authorized representative in the United States, on April 29, 2026.

/s/ C. Travis Naugle
C. Travis Naugle